As filed with the Securities and Exchange Commission on March 21, 2002.

                                                  Registration No. 333-_________

_______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           _________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                            BOSTON ACOUSTICS, INC.
            (Exact name of registrant as specified in its charter)

              Massachusetts                        04-2662473
     (State or other jurisdiction of           (I.R.S. Employer
     incorporation or organization)            Identification No.)

                               300 Jubilee Drive
                         Peabody, Massachusetts  01960
         (Address, including zip code, of principal executive offices)

                          1997 Stock Plan, as amended
                           (Full title of the plan)

                              Andrew G. Kotsatos
                Chairman, Chief Executive Officer and Treasurer
                            Boston Acoustics, Inc.
                               300 Jubilee Drive
                         Peabody, Massachusetts  01960
                    (Name and address of agent for service)

                                (978) 538-5000
         (Telephone number, including area code, of agent for service)

                                  copies to:
                            William E. Kelly, Esq.
                               Nixon Peabody LLP
                              101 Federal Street
                               Boston, MA  02110

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                      Proposed                 Proposed
      Title Of                                         Maximum                  Maximum
     Securities                Amount                 Offering                 Aggregate               Amount Of
        To Be                  To Be                  Price Per                Offering               Registration
     Registered              Registered               Share (1)                Price (1)                  Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par          500,000 shares              $10.11                 $5,055,000                 $465.06
 value $0.01 per
      share
=======================================================================================================================

(1) The exercise price of options issued pursuant to the 1997 Stock Plan, as amended, is determined at the time of grant. None of the shares being registered hereunder are subject to outstanding options. Accordingly, the proposed maximum offering price of $10.11 per share, which is the average of the high and low prices of the Common Stock, $10.15 and $10.06 respectively, as reported on the Nasdaq National Market System on March 15, 2002, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

                               EXPLANATORY NOTE

     We filed a Registration Statement on Form S-8 on August 31, 1998 (Registration No. 333-62581) (the "Prior Registration Statement"), to register under the Securities Act of 1933, as amended, 450,000 shares of common stock, par value $0.01 per share ("Common Stock") issuable by us under our 1997 Stock Plan (the "Plan"). This Registration Statement registers 500,000 additional shares of Common Stock issuable under the Plan, as amended. Pursuant to General Instruction E, the contents of the Prior Registration Statement are hereby incorporated by reference, except as specifically superceded by statements made herein.

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock offered hereunder will be passed upon for us by Nixon Peabody LLP, 101 Federal Street, Boston, Massachusetts 02110. William E. Kelly, a partner in Nixon Peabody LLP, is our Clerk.

Item 8. Exhibits.

Exhibit No.    Description of Exhibits
-----------    -----------------------

    *4.1.      1997 Stock Plan, as amended.

   **4.2.      Form of Incentive Stock Option Agreement.

   **4.3.      Form of Non-Statutory Stock Option Agreement.

    *5.1.      Opinion of Nixon Peabody LLP regarding legality.

   *23.1.      Consent of Arthur Andersen LLP.

   *23.2. Consent of Nixon Peabody LLP (included in its opinion filed as Exhibit 5.1).

   *24.1. Power of Attorney (included as part of the signature page of this Registration Statement).

______________________________
*Filed herewith.

**Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-62581) filed on August 31, 1998 and incorporated by reference herein.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, Commonwealth of Massachusetts, on this 21st day of March 2002.

                                    BOSTON ACOUSTICS, INC.

                                    By: /s/ Andrew G. Kotsatos
                                        ------------------------------
                                        Andrew G. Kotsatos
                                        Chairman, Chief Executive Officer and
                                        Treasurer

                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Boston Acoustics, Inc., hereby severally constitute and appoint Andrew G. Kotsatos our true and lawful attorney-in-fact and agent, with full power of substitution, to sign for us in our names in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature                    Title                               Date
---------                    -----                               ----

/s/ Andrew G. Kotsatos       Chairman, Chief Executive Officer,  March 21, 2002
---------------------------  Treasurer and Director
Andrew G. Kotsatos

/s/ Moses A. Gabbay          President, Chief Operating Officer  March 21, 2002
---------------------------  and Director
Moses A. Gabbay

/s/ Debra A. Ricker-Rosato   Vice President and                  March 21, 2002
---------------------------  Chief Accounting Officer
Debra A. Ricker-Rosato

                             Director
---------------------------
Alexander E. Aikens, III

/s/ George J. Markos         Director                            March 21, 2002
---------------------------
George J. Markos

/s/ Lisa M. Mooney           Director                            March 21, 2002
---------------------------
Lisa M. Mooney

                             Director
---------------------------
Fletcher H. Wiley

                                 EXHIBIT INDEX


Exhibit No.        Exhibit
-----------        -------

   *4.1.           1997 Stock Plan, as amended.

  **4.2.           Form of Incentive Stock Option Agreement.

  **4.3.           Form of Non-Statutory Stock Option Agreement.

   *5.1.           Opinion of Nixon Peabody LLP regarding legality.

  *23.1.           Consent of Arthur Andersen LLP.

  *23.2. Consent of Nixon Peabody LLP (included in its opinion filed as Exhibit 5.1).

  *24.1. Power of Attorney (included as part of the signature page of this Registration Statement).

______________________________
*Filed herewith.

**Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-62581) filed on August 31, 1998 and incorporated by reference herein.